EXHIBIT 23


                          De Joya Griffith & Company
                           2580 Anthem Village Drive
                              Henderson, NV 89052

July 23, 2007

Board of Directors
AmeriResource Technologies, Inc.
3440 E. Russell Road, Suite 217
Las Vegas, Nevada 89120

      RE:  Use of Financial Statements in Form S-8 Registration Statement

Dear Board of Directors:

As independent public accountants for AmeriResource Technologies, Inc., a Delaware corporation (the "Company"), we hereby consent to the use of our report included in the annual report of the Company on Form 10-KSB for the year-ended December 31, 2006 in the Company's Form S-8 registration statement.

Sincerely,

/s/ De Joya Griffith & Company, LLC
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De Joya Griffith & Company, LLC